Exhibit 21

Subsidiaries of Ableauctions.com, Inc.

Unlimited Closeouts Inc.

Ojai, California

Icollector International, Ltd.

Fife, Washington

Ableauctions.com (Washington) Inc.

Fife, Washington

iTrustee.com International, Ltd.

Fife, Washington

Our operations in Canada include:

0716590 B.C. Ltd.

Coquitlam, British Columbia

Jarvis Industries Ltd.

Coquitlam, British Columbia

Icollector.com Technologies, Ltd.

Coquitlam, British Columbia

Rapidfusion Technologies Inc.

Coquitlam, British Columbia

Gruv Development Corporation

Coquitlam, British Columbia

Axion Investment Corporation

Coquitlam, British Columbia

652297 B.C. Ltd

Coquitlam, British Columbia